Exhibit 3.7

STATEMENT OF CANCELLATION

OF THE CERTIFICATE OF DESIGNATION

OF THE SERIES B PREFERRED STOCK

OF

pineapple energy inc.

The undersigned officer of Pineapple Energy Inc. (the “Company”) hereby certifies that:

1.The name of the Company is Pineapple Energy Inc.

2.The Company’s Board of Directors has directed that the statement fixing the rights and preferences of the Company’s Series B Preferred Stock be canceled pursuant to Section 302A.133 of the Minnesota Statutes.

3.There are currently no shares of Series B Preferred Stock outstanding.

4.The one share formerly designated as Series B Preferred Stock shall have the status of authorized but unissued, undesignated Preferred Stock, par value $1.00.

IN WITNESS WHEREOF, the undersigned has executed this statement of cancellation as of August 13, 2024.

PINEAPPLE ENERGY INC.

By: /s/ Scott Maskin

Scott Maskin

Interim Chief Executive Officer

Exhibit 3.7

Work Item 1487291600059
Original File Number lU-45

STATE OF MINNESOTA

OFFICE OF THE SECRETARY OF STATE.
FILED
08/14/2024 11:59 PM

Steve Simon
Secretary of State